                                                                     EXHIBIT 4.5


      This Preferred Security is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

      Unless this Preferred Security is presented by an authorized representative of the Depositary to PP&L Capital Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NO.:                  NUMBER OF PREFERRED SECURITIES:
P-1                                 4,000,000

                             CUSIP NO. ______ __ _

                  CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                      OF

                              PP&L CAPITAL TRUST

                  ____% TRUST ORIGINATED PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)

      PP&L Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co.(the "Holder") is the registered owner of preferred securities in the aggregate liquidation amount of $100,000,000 of the Trust representing an undivided beneficial ownership interest in the assets of the Trust and designated the
PP&L Capital Trust ___% Trust Originated Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust
Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to, the terms and
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                                                                               2


provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______ __, 1997, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Pennsylvania Power & Light Company, a Pennsylvania corporation ("PP&L"), and The Chase Manhattan Bank, a New York banking corporation ("Chase"), as guarantee trustee, dated as of _________ __, 1997, (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

      Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder and by acceptance hereof agrees to the provisions of (i) the Guarantee and (ii) the Junior Subordinated Indenture entered into by PP&L and Chase, as trustee, dated as of April 1, 1997.

      In Witness Whereof, one of the Administrative Trustees of the Trust has executed this certificate.

                                        PP&L Capital Trust


                                        By:
                                           -----------------------------------
                                            Name:
                                            Administrative Trustee

      This is one of the Securities referred to in the within mentioned Trust Agreement.

Date of Authentication:

________ __, 1997



By:
     -------------------------------------------------------
     Name:
     Title:  Property Trustee
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                                                                               3

                                ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:



       (Insert assignee's social security or tax identification number)



                  (Insert address and zip code of assignee)

and irrevocably appoints




agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
      ----------------------

Signature:
           ---------------------------------------------------------------
            (Sign exactly as your name appears on the other side of this
                              Preferred Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.1